UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Definitive Proxy Statement
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Soliciting Material under §.240.14a-12

Office Properties Income Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TWO NEWTON PLACE

255 WASHINGTON STREET, SUITE 300

NEWTON, MASSACHUSETTS 02458

May 8, 2019

PROXY STATEMENT SUPPLEMENT

2019 Annual Meeting of Shareholders to be held May 16, 2019

The Board of Trustees (the “Board”) of Office Properties Income Trust, a Maryland real estate investment trust (the “Company,” “we,” “us” or “our”), is filing and making this supplement available to the Company’s shareholders in connection with the solicitation by the Board of proxies to be voted at the Company’s Annual Meeting of Shareholders (the “2019 Annual Meeting”) to be held on May 16, 2019. The information in this supplement (this “Supplement”) modifies and supplements some of the information included in our definitive proxy statement for the 2019 Annual Meeting (the “Proxy Statement”), which was previously sent or made available to our shareholders on or about March 28, 2019. This Supplement should be read in conjunction with the Proxy Statement.

As we previously reported, on May 2, 2019, the Board elected Matthew C. Brown as our Chief Financial Officer and Treasurer effective June 1, 2019. Also on May 2, 2019, prior to our Board electing Mr. Brown as our Chief Financial Officer and Treasurer, Jeffrey C. Leer resigned as our Chief Financial Officer and Treasurer effective May 31, 2019. Mr. Brown, age 37, has held various positions with our manager, The RMR Group LLC (“RMR LLC”), since October 2007, and currently serves as Vice President, Accounting of RMR LLC, responsible for the day to day oversight of the accounting and finance support functions of RMR LLC and its various affiliates. Effective June 1, 2019, Mr. Brown will serve as a Senior Vice President of RMR LLC. Prior to joining RMR LLC, Mr. Brown practiced public accounting for Wolf & Company, P.C., a public accounting firm headquartered in Boston, Massachusetts. Mr. Brown is a certified public accountant. Mr. Brown has advised us that he has no arrangement or understanding with any other person pursuant to which he was elected as an officer, and Mr. Brown has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Brown does not have a family relationship with any member of the Board or any of our executive officers.

The agenda items presented in the Proxy Statement are not affected by this Supplement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2019 ANNUAL MEETING TO BE HELD ON THURSDAY, MAY 16, 2019.

The Notice of 2019 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2018 are available at www.proxyvote.com.